UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

July 31, 2014

Date of Report (Date of earliest event reported)

GOLDSPAN RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-146442	26-3342907
(State or other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification Number)

102 North Curry Street, Carson City, Nevada 89703

(Address of Principal Executive Offices (Zip Code)

836 S. Vance St., Unit E, Lakewood, Colorado 80226

(Former Address of Principal Executive Offices) (Zip Code)

(775) 461-3445

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c)under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This report contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements include, among other things, statements relating to the implementation of the Company’s business plan,.; our ability to obtain additional capital in the future to fund our planned expansion; the demand and growth of oral delivery systems for a variety of drugs and general economic factors.

Also, forward-looking statements represent our estimates and assumptions only as of the date of this report. You should read this report and the documents that we reference and filed as exhibits to the report completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 31, 2014, Goldspan Resources Inc. ( “Goldspan”, “we”, “our” or the “Company”) entered into a Asset Purchase Agreement (the “ Purchase Agreement”) with SJE Mining LLC, a Nevada entity, (“SJE” or “SJE Mining” whereby the Company issued to SJE a total of 200 million shares of Goldspan $0.001 par value common stock in consideration for the acquisition of mining claims located in Washoe County, Nevada (the “Pyramid Claims”) and mining claims located in Churchill County, Nevada (the (“Trinity Claims”). The Pyramid Claims and Trinity Claims are together known as the “Mining Claims”.

The 200 million restricted shares of Goldspan common stock issued to SJE at closing represent approximately 71% of the post-closing issued and outstanding shares of Goldspan common stock.

As a result of the transactions effected by the Purchase Agreement, at closing Goldspan’s sole business activity will be the exploration of the Mining Claims. SJE is a development stage company with limited operations to date. Its sole business to date has been the acquisition of the Mining Claims.

The Purchase Agreement also provided for, among other things, (i) the appointment and resignation of certain directors and executive officers at closing, which disclosure is found below under “Item 5.01” of this current report. In addition, the Company will undertake a 1:25 reverse stock split.

FORM 10 DISCLOSURE

Immediately prior to the transaction described above, we were deemed a shell company, as defined in Rule 12b-2 under the Securities Exchange Act of 1934 (the “Exchange Act”). Item 2.01(f) of Form 8-K provides that under these circumstances, a registrant must include with its disclosure the information that would be required if the registrant were filing a general form for registration of securities on Form 10 under the Exchange Act. Accordingly, we are providing below the information that would normally be included with a Form 10. Please note that the information provided below relates to the acquisition of the Mining Claims by Goldspan, except that information regarding periods prior to the date of the acquisition only relates to the pre-exchange corporation unless otherwise specifically indicated.

DESCRIPTION OF BUSINESS

Corporate History and Background

We were incorporated on March 2, 2007, under the laws of the state of Nevada. Our current business plan is focused on the acquisition and development of certain mineral properties located in Alaska.

On April 5, 2012, we entered into a non-binding letter of intent with Alix Resources Corp. (“Alix”) for the potential purchase of an option to acquire a 60% ownership interest in certain mineral properties known as the “Golden Zone Property” located in the State of Alaska (the “Property”). The Property is located along the south flank of the Alaska Range 15 miles west of the Parks Highway, approximately halfway between the cities of Anchorage and Fairbanks. Alix has the existing option on the Property (the “Underlying Option”) which was entered into in September of 2010 with Hidefield Gold Inc. and Mines Trust Company (collectively the "Owners") whereby Alix can earn up to a 70% interest in the Property.

The letter of intent contemplated the sale of an option to us which, when exercised in conjunction with the Underlying Option held by Alix, would result in our ownership of 60% of the Property, with Alix retaining 10% ownership. We were not able to meet the terms and conditions of this Agreement.

On March 4, 2013, we entered into a non-binding Letter of Intent (the “LOI”) with Equipment & Trucks Inc. (“ETI”) a privately held heavy equipment sales and rental company located in Loveland, Colorado, for the option to purchase an 80% ownership interest in ETI. We could not meet the terms and conditions of the LOI and it was terminated without liability to either party.

With the termination of the ETI Letter of Intent, and with limited cash we terminated our operations. Our primary goal was to seek investment opportunities in the mining sector where the acquired entity or its shareholders sought the advantages of a fully reporting publicly traded Company.

In furtherance of this objective, the Company entered in an Asset Purchase Agreement with SJE Mining LLC (“SJE”) which provides in part for us to acquire SJE’s mining claims and mineral leases in Nevada. With the acquisition of SJE’s assets Goldspan has reentered the mining sector.

The Asset Purchase Agreement (the “Agreement”) provides in part that Goldspan will acquire SJE’s mining claims and mineral rights in consideration for the issuance of 200 million shares of Goldspan common stock. In addition, we assumed $150,000 of SJE’s liabilities represented by three promissory notes totaling $150,000. Upon repayment of all three promissory notes, each of the Note Holders will be issued 87,500 shares of the Company’s common stock.

The Agreement provides that following Closing, the following individuals shall serve as members of the Company’s Board of Directors: Steven Jones, Keith Simon, Trevor Moss, Thomas Mancuso, Iain Stewart and Phillip Allen.

The Agreement further provides that following individuals shall serve as the Company’s officers:

Phil Allen - President

Keith Simon - Chief Financial Officer, Treasurer and Secretary

Steven Jones - Vice President of Exploration

Also in connection with the Agreement, holders of $110,000 of Goldspan’s outstanding debt have released any and all claims due and owing by Goldspan such debt holders in consideration for the issuance to the debt holders of 255,440 shares of such Series B preferred stock. Holders of the Series B preferred shares are entitled to 100 votes per share of such preferred stock on any matters brought to a vote of the shareholders. In addition, Goldspan, shall have the right to redeem the Series B Preferred Shares, (or prorate, at the resulting per preferred share redemption price) for the sum of $150,000 for a period of 120 days following the Closing Date (July 31, 2014).

Further, the Agreement provides that the Company will undertake a 1:25 reverse split of its common stock and undertake an equity offering of its securities of up to $4 million.

The foregoing represents a summary of the material terms and conditions of the Agreement. You are urged to review the Agreement in its entirety a copy of which is attached hereto as Exhibit 10.1.

THE MINING INDUSTRY:

GLOSSARY OF MINING TERMS

METRIC CONVERSION TABLE AND ABBREVIATIONS

For ease of reference, the following conversion factors are provided:

1 acre	= 0.4047 hectare	1 mile	= 1.6093 kilometers
1 foot	= 0.3048 meter	1 troy ounce	= 31.1035 grams
1 gram per metric ton	= 0.0292 troy ounce/short ton	1 square mile	= 2.59 square kilometers
1 short ton (2000 pounds)	= 0.9072 tonne	1 square kilometer	= 100 hectares
1 tonne	= 1,000 kg or 2,204.6 lbs	1 kilogram	= 2.204 pounds or 32.151 troy oz
1 hectare	= 10,000 square meters	1 hectare	= 2.471 acres

The following abbreviations may be used herein:

Au	= gold	m2	= square meter
G	= gram	m3	= cubic meter
g/t	= grams per tonne	Mg	= milligram
Ha	= hectare	mg/m3	= milligrams per cubic meter
Km	= kilometer	T or t	= tonne
Km2	= square kilometers	Oz	= troy ounce
Kg	= kilogram	Ppm	= parts per million
M	= meter	Ma	= million years

Note: All units in this report are stated in metric measurements unless otherwise noted.

SEC Industry Guide 7 Definitions

exploration stage	An “exploration stage” prospect is one which is not in either the development or production stage.
development stage

A “development stage” project is one which is undergoing preparation of an established Commercially mineable deposit for its extraction but which is not yet in production. This stage occurs after completion of a feasibility study.

mineralized material	The term “mineralized material” refers to material that is not included in the reserve as it does not meet all of the criteria for adequate demonstration for economic or legal extraction.
probable reserve

The term “probable reserve” or “indicated reserve”)refers to reserves for which quantity and grade and/or quality are computed from information similar to that used for proven (measured) reserves, but the sites for inspection, sampling, and measurement are farther apart or are otherwise less adequately spaced. The degree of assurance, although lower than that for proven reserves, is high enough to assume continuity between points of observation.

production stage	A “production stage” project is actively engaged in the process of extraction and beneficiation of mineral reserves to produce a marketable metal or mineral product.
proven reserve

The term “proven reserve” or “measured reserve” refers to reserves for which (a) quantity is computed from dimensions revealed in outcrops, trenches, workings or drill holes; grade and/or quality are computed from the results of detailed sampling and (b) the sites for inspection, sampling and measurement are spaced so closely and the geologic character is so well defined that size, shape, depth and mineral content of reserves are well-established.

reserve

The term “reserve” refers to that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination. Reserves must be supported by a feasibility study done to bankable standards that demonstrates the economic extraction. (“Bankable standards” implies that the confidence attached to the costs and achievements developed in the study is sufficient for the project to be eligible for external debt financing.) A reserve includes adjustments to the in-situ tons and grade to include diluting materials and allowances for losses that might occur when the material is mined.

Additional Definitions

alteration	Any change in the mineral composition of a rock brought about by physical or chemical means.
assay	A measure of the valuable mineral content.
dip	The angle that a structural surface, a bedding or fault plane, makes with the horizontal, measured perpendicular to the strike of the structure.
disseminated	Where minerals occur as scattered particles in the rock.
fault	A surface or zone of rock fracture along which there has been displacement.
feasibility study

A comprehensive study of a mineral deposit in which all geological, engineering, legal, operating, economic, social, environmental and other relevant factors are considered in sufficient detail that it could reasonably serve as the basis for a final decision by a financial institution to finance the development of the deposit for mineral production.

formation	A distinct layer of sedimentary rock of similar composition.
geochemistry	The study of the distribution and amounts of the chemical elements in minerals, ores, rocks, solids, water, and the atmosphere.
geophysics	The study of the mechanical, electrical and magnetic properties of the earth’s crust.
geophysical surveys	A survey method used primarily in the mining industry as an exploration tool, applying the methods of physics and engineering to the earth’s surface.
geotechnical	The study of ground stability.
grade	Quantity of metal per unit weight of host rock.
heap leach

A mineral processing method involving the crushing and stacking of an ore on an impermeable liner upon which solutions are sprayed to dissolve metals i.e. gold, copper etc.; the solutions containing the metals are then collected and treated to recover the metals.

host rock	The rock in which a mineral or an ore body may be contained.
in-situ	In its natural position.
lithology

The character of the rock described in terms of its structure, color, mineral composition, grain size and arrangement of tits component parts, all those visible features that in the aggregate impart individuality to the rock.

mapped or geological mapping	The recording of geologic information including rock units and the occurrence of structural features, and mineral deposits on maps.
mineral	A naturally occurring inorganic crystalline material having a definite chemical composition.
mineralization	A natural accumulation or concentration in rocks or soil of one or more potentially economic minerals, also the process by which minerals are introduced or concentrated in a rock.
outcrop	That part of a geologic formation or structure that appears at the surface of the earth.
open pit or open cut	Surface mining in which the ore is extracted from a pit or quarry, the geometry of the pit may vary with the characteristics of the ore body.

Ore	Mineral bearing rock that can be mined and treated profitably under current or immediately foreseeable economic conditions.
ore body	A mostly solid and fairly continuous mass of mineralization estimated to be economically mineable.
ore grade	The average weight of the valuable metal or mineral contained in a specific weight of ore i.e. grams per ton of ore.
oxide	Gold bearing ore which results from the oxidation of near surface sulfide ore.
preliminary assessment	A study that includes an economic analysis of the potential viability of Mineral Resources taken at an early stage of the project prior to the completion of a preliminary feasibility study.
QA/QC	Quality Assurance/Quality Control is the process of controlling and assuring data quality for assays and other exploration and mining data.
quartz	A mineral composed of silicon dioxide, SiO2 (silica).
rock	Indurated naturally occurring mineral matter of various compositions.
sampling analytical variance/precision	An estimate of the total error induced by sampling, sample preparation and analysis.
sediment	Particles transported by water, wind or ice.
sedimentary rock	Rock formed at the earth’s surface from solid particles, whether mineral or organic, which have been moved from their position of origin and re-deposited.
strike	The direction or trend that a structural surface, e.g. a bedding or fault plane, takes as it intersects the horizontal.
strip	To remove overburden in order to expose ore.
tailings	The residue from an ore crushing plant.

exploration stage

OUR PROPERTIES

WEST TRINITY PROPERTY

Summary

The West Trinity Property is an early stage exploration state type property that is located in Churchill County, Nevada. West Trinity is situated in Sections 17 and 18, Township 24 North, Range 27 East, Mount Diablo Base and Meridian and is 58 miles northeast of Reno, Nevada. Access to the Property is excellent and is gained by driving northeast on Interstate 80 for 45 miles from Reno to the Brady Hot Springs exit and then driving 10 miles north on a County maintained gravel road. From this point access is gained by driving east on a gravel road for 3 miles to the edge of the West Trinity claims. This gravel road connects to a series of trails and dirt roads that access the Property to the south.

The West Trinity Property consists of 24 unpatented lode claims of 20 acres each that are situated on Bureau of Land Management (BLM) controlled land. The WT-1 claim is held under lease from geologist Steven K. Jones and WT-2 through WT-24 claims are owned by SJE Mining LLC. All the WT claims are contiguous. The lease for the Jones WT-1 claim is dated April 16, 2014 and is for an initial term of ten years that can be extended indefinitely as long a significant exploration, development or production is conducted on the claims. SJE is required to make advance royalty payments to Mr. Jones in order to maintain the lease with payments escalating from $5,000 to $25,000 over five years and then maintained at $25,000 until perpetuity. Mr. Jones also retains a 1.5% NSR production royalty from future metals production. SJE is required to pay annual claim rentals for all 24 claims to the BLM in the amount of $155 per claim per year in order to maintain the mineral rights with the Federal Government. SJE is also required to pay an annual fee of $10.50 per claim per year to Washoe County to maintain the mineral rights with the State of Nevada.

Although the West Trinity Property has had past exploration as evidenced by historic workings that consist of short shafts and prospect pits, there has not been any recorded production from the WT-1 through -24 claim area. The Property does not have any known recorded drilling or drilling activities and there is no surface indication or BLM records that any such activity has ever been planned.

The West Trinity Property is without known reserves and the proposed program is exploratory in nature. It is proposed to conduct surface rock and soil sampling to confirm and extend known surface geochemical gold-silver anomalies and to map all significant and related alteration and mineralization features associated with the gold-silver anomalies. A reverse circulation drill program will then be designed, and permitted and bonded with the BLM to carry out drilling activities with the express purpose of discovering mineral resources and reserves. The surface sampling and drilling programs will be under the supervision of Steven K. Jones, a geologist with more than 36 years of relevant exploration experience and a Certified Professional Geologist with registration number CPG-10820 with the American Institute of Professional Geologists (AIPG).

The West Trinity Property is classified as an intrusive-related gold-silver-copper property associated with a granodiorite intrusive system. The known mineralized veins and fracture systems are hosted in Triassic-age intermediate volcanics that have been intruded by a probable Cretaceous-age granodiorite. Existing public domain surface sampling has indicated the presence of gold and silver in economic concentrations of 0.07 ounce per ton gold and 1.46 ounce per ton silver and 1.0% copper.

Figure 1. West Trinity location map with regional gold-silver mines.

Gold Geochemistry-ppm
1 to 100
0.5 to 1
0.1 to 0.5
0.01 to 0.1
0 to 0.01
4662
WT 1-24 Claims
18
Mineralized Structures
Prospects
0.28 opt Au
1.5 opt Au
0.28 opt Au
0.25 opt Au
4WD
17
WT 1-24 Claims
4WD
0 500 1000 ft
Scale 1:10000
N
W
E
S

Jones Consulting
West Trinity Property, Churchill County
Claims & Mineralization

Figure 2. West Trinity gold geochemistry and claims.

THE PYRAMID PROPERTY

Summary

The Pyramid Property is an early stage exploration state type property that is located in Washoe County, Nevada within the historic Pyramid Mining District. Pyramid is situated in Section 16, Township 23 North, Range 21 East, Mount Diablo Base and Meridian and is 23 miles north of Reno, Nevada situated along the south side of Nevada State Route 445. Access to the Property is excellent and is gained by driving north on State Route 445 for 23 miles from Reno to the intersection with an unmaintained, year-round accessed gravel road. This gravel road connects to a series of trails and dirt roads that access the Property on its north, east, and west sides.

The Pyramid Property consists of ten unpatented lode claims of 20 acres each that are situated on Bureau of Land Management (BLM) controlled land. The Pyramid-1 through Pyramid-3 claims are held under lease from geologist Steven K. Jones and Pyramid-4 through Pyramid-10 claims are owned by SJE Mining LLC. All the Pyramid claims are contiguous. The lease for the Jones Pyramid claims is dated April 14, 2014 and is for an initial term of ten years that can be extended indefinitely as long a significant exploration, development or production is conducted on the claims. SJE is required to make advance royalty payments to Mr. Jones in order to maintain the lease with payments escalating from $5,000 to $25,000 over five years and then maintained at $25,000 until perpetuity. Mr. Jones also retains a 1.5% NSR production royalty from future metals production. SJE is required to pay annual claim rentals for all claims to the BLM in the amount of $155 per claim per year in order to maintain the mineral rights with the Federal Government. SJE is also required to pay an annual fee of $10.50 per claim per year to Washoe County to maintain the mineral rights with the State of Nevada.

Although the Pyramid Property has had past exploration as evidenced by historic workings that consist of short shafts and prospect pits, there has not been any recorded production from the Pyramid-1 through -10 claim area. The Property does not have any known recorded drilling or drilling activities and there is no surface indication or BLM records that any such activity has ever been planned.

The Pyramid Property is without known reserves and the proposed program is exploratory in nature. It is proposed to conduct surface rock and soil sampling to confirm and extend known surface geochemical gold-silver anomalies and to map all significant and related alteration and mineralization features associated with the gold-silver anomalies. A reverse circulation drill program will then be designed, and permitted and bonded with the BLM to carry out drilling activities with the express purpose of discovering mineral resources and reserves. The surface sampling and drilling programs will be under the supervision of Steven K. Jones, a geologist with more than 36 years of relevant exploration experience and a Certified Professional Geologist with registration number CPG-10820 with the American Institute of Professional Geologists (AIPG).

The Pyramid Property is classified as a distal epithermal gold-silver property associated with a porphyry copper-molybdenum intrusive system. The known mineralized veins and fracture systems are hosted in Miocene-age Hartford Hill rhyolite tuffs. Existing public domain surface sampling has indicated the presence of gold and silver in economic concentrations of 0.03 ounce per ton gold and 1.0 ounce per ton silver.

Figure 1. Historic Gold-Silver Mines of the Northern Walker Lane, Nevada.

Property Obligations

Pyramid

Pursuant to a mining lease and option to purchase agreement dated April 15, 2014, SJE acquired mineral rights to three lode claims located in Washoe County, NV, subject to a 1.5% net smelter royalty on a year-to-year basis from Steve Jones, a member of SJE and currently an officer and director of Goldspan. This lease is for an initial term of 10 years and may be extended based on certain circumstances. SJE paid Jones $2,500 for the leasehold. Until production is achieved from the property, the Company is required to make advance minimum royalty payments each agreement date anniversary as follows:

•

$ 5,000 – due after first

•

$ 10,000 – due after second

•

$ 20,000 – due after third

•

$ 25,000 – due after fourth

•

$ 25,000 – subsequent anniversaries

SJE has the exclusive right and option to purchase these three lode claims, subject to the net smelter royalty reserved by Jones. SJE may exercise the option at any time following the commencement of a pre-feasibility study. The purchase of the three lode claims is $125,000. All advance royalty payments made by SJE will be credited against the purchase price. In the event the SJE has paid more than the $125,000 purchase price to the owner, the balance in excess of $125,000 will be applied as an advance royalty payment against the 1.5% net smelter royalty. The advance minimum royalty payment following exercise of the purchase option but prior to commencement of production is $25,000, payable on the agreement anniversary date. SJE also has the right and option to purchase up to 1.0% of the net smelter royalty at any time after the purchase of the property for $4,000,000.

With the execution of the Asset Purchase Agreement, all rights and obligations of SJE are now the rights and obligations of Goldspan.

West Trinity

On May 27, 2014, SJE acquired the mineral rights to twenty-three 20-acre lode claims located in Churchill County, NV. The claims were registered on behalf of the Company with U.S. Department of the Interior, Bureau of Land Management, at a cost of $5,333.

Pursuant to a mining lease and option to purchase agreement dated April 15, 2014, the Company acquired mineral rights to one lode claim located in Churchill County, NV, subject to a 1.5% net smelter royalty on a year-to-year basis from Steve Jones, a member of the Company and current officer and director of Goldspan. This lease is for an initial term of 10 hears and may be extended based under certain circumstances. SJE paid Jones $2,500 for the leasehold. Until production is achieved from the property, SJE is required to make advance minimum royalty payments each agreement date anniversary as follows:

•

$ 5,000 – due after first

•

$ 10,000 – due after second

•

$ 20,000 - due after third

•

$ 25,000 - due after fourth

•

$ 25,000 – subsequent anniversaries

SJE has the exclusive right and option to purchase these three lode claims, subject to the net smelter royalty reserved by the owner. SJE may exercise the option at any time following the commencement of a pre-feasibility study. The purchase price of the three lode claims is $125,000. All advance royalty payments made by SJE will be credited against the purchase price. In the event SJE has paid more than the $125,000 purchase price to the owner the balance in excess of $125,000 will be applied as an advance royalty payment against the 1.5% net smelter royalty. The advance minimum royalty payment following exercise of the purchase option but prior to commencement of production is $25,000, payable on the agreement anniversary date. SJE also have the right and option to purchase up to 1.0% of the net smelter royalty at any time after the purchase of the property for $4,000,000.

With the execution of the Asset Purchase Agreement, all rights and obligations of SJE are now the rights and obligations of Goldspan.

Employees

Except for our officers and directors, as of July 31, 2014, we had no full time employees. We anticipate adding additional employees, when adequate funds are available, and will continue using independent contractors, consultants, attorneys and accountants as necessary, to complement services rendered by our employees.

Properties

The Corporate office is located at 102 N. Curry Street, Carson City, NV 89703. The facility is rented on a month-to-month basis for $400.00 per month and consists of 400 square feet on the second floor.

RISK FACTORS

THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE NOT THE ONLY ONES WE FACE. ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN OR THAT WE CURRENTLY DEEM IMMATERIAL MAY ALSO IMPAIR OUR BUSINESS OPERATIONS. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, OUR BUSINESS COULD BE MATERIALLY ADVERSELY AFFECTED. IN SUCH CASE, WE MAY NOT BE ABLE TO PROCEED WITH OUR PLANNED OPERATIONS AND YOUR INVESTMENT MAY BE LOST ENTIRELY.

Item 1A. Risk Factors

It is possible investors may lose their entire investment in Goldspan.

Prospective investors should be aware that if we are not successful in our endeavors, your entire investment in the Company could become worthless. Even if we are successful, in identifying mineral reserves that can be commercially developed, there can be no assurances that we will generate any revenues and our losses will continue.

SJE’s auditors have raised substantial doubt about its ability to continue as a going concern.

As of June 30, 2014 SJE had accumulated losses since inception of $31,085. The Company’s ability to continue as a going concern is dependent upon its ability to generate sufficient cash flows to meet its obligations on a timely basis.

We are an exploration stage company and our business plan is unproven. We have generated no revenues from our operations and incurred operating losses since our inception.

We are an exploration stage company, our business plan is unproven, and we cannot assure you that we will ever achieve profitability or, if we achieve profitability, that it will be sustainable. We are subject to all of the risks inherent in a new business. We have not generated any revenues to date. At June 30, 2014, we had current assets of $69,282 and total assets of $81,263. We had current liabilities totaling $111,548 and a capital deficit of $42,266. We will require additional financing to become fully operational. We currently have no commitment for additional funding. There can be no assurance that we will be able to secure additional funding, or if available, available on terms acceptable to us.

We have limited capital and will need to raise additional capital in the future.

We do not currently have sufficient capital to fund both our continuing operations and our planned growth. We may be unable to obtain additional capital when required. Future business development activities, as well as our administrative requirements (such as salaries, insurance expenses and general overhead expenses, as well as legal compliance costs and accounting expenses) will require a substantial amount of additional capital and cash flow.

We may pursue sources of additional capital through various financing transactions or arrangements, including joint venturing of projects, debt financing, equity financing or other means. We may not be successful in identifying suitable financing transactions in the time period required or at all, and we may not obtain the capital we require by other means. If we do not succeed in raising additional capital, our resources may not be sufficient to fund our planned operations.

Any additional capital raised through the sale of equity may dilute the ownership percentage of our stockholders. Raising any such capital could also result in a decrease in the fair market value of our equity securities because our assets would be owned by a larger pool of outstanding equity. The terms of securities we issue in future capital transactions may be more favorable to our new investors, and may include preferences, superior voting rights and the issuance of other derivative securities, and issuances of incentive awards under equity employee incentive plans, which may have a further dilutive effect.

Our ability to obtain financing, if and when necessary, may be impaired by such factors as the capital markets (both generally and in our industry in particular), our limited operating history, national unemployment rates and the departure of key employees. Further, economic downturns will likely decrease our revenues may increase our requirements for capital. If the amount of capital we are able to raise from financing activities, together with our revenues from operations, is not sufficient to satisfy our capital needs (even to the extent that we reduce our operations), we may be required to cease our operations, divest our assets at unattractive prices or obtain financing on unattractive terms.

We do not insure against all risks.

During our operations unexpected events may occur, including labor unrest, changes in government regulations, fires, floods, or earthquakes. It is not always possible to fully insure against such risks and we may decide not to take out insurance against such risks as a result of high premiums or for other reasons. Should such liabilities arise, they may impede our exploration activities, raise costs and otherwise reduce the commercial viability of the Property.

Our leasehold interests in the Properties required annual payments to SJE.

We are required to make annual payments pursuant to our leasehold obligations. We currently have no revenues and it is unlikely that we will generate revenues prior to the first required anniversary payment If we default on these obligations, there can be no assurance that we will be able to retain our leasehold obligations.

We may default in several of our debt obligations.

Three promissory notes totaling $150,000 plus interest are due October 1, 2014. The notes are secured by our mining claims. Unless we secure sufficient financing to satisfy these obligations, we will be in default and we may lose our mining claims to the creditors. While the Company intends to undertake an offering of its equity securities, there can be no assurance that this undertaking will be successful to satisfy these obligations.

We may not identify either proven or probable reserves and our estimates may be inaccurate.

There is no certainty that any expenditures made in our exploration program will result in discoveries of commercially recoverable quantities of gold, silver or any base metal. Most exploration projects do not result in the discovery of commercially extractable deposits of gold or silver and no assurance can be given that any particular level of recovery will in fact be realized or that any identified leasehold interest will ever qualify as a commercially developed. Estimates of mineralization, reserves, deposits and production costs can also be affected by such factors as environmental regulations and requirements, weather, environmental factors, unforeseen technical difficulties, unusual or unexpected geological formations and work interruptions. Material changes in estimated reserves, exploration and mining costs may affect the economic viability of any project.

We will be required to locate mineral reserves for our long-term success.

Mines have limited lives based on proven and probable mineral reserves that are depleted in the course of production. To ensure continued viability we must offset depleted reserves by replacing and expanding our mineral reserves, through further exploration at the Property and/or the acquisition of new properties. Even if additional reserves are discovered, the process from exploration to production can take many years, during which the economic feasibility of production may change. Therefore, our ability to maintain or increase annual production of gold and other base or precious metals once mining activities commence, if at all, will be dependent almost entirely on our ability to bring new mines into production.

Mining is inherently risky and subject to conditions or events beyond our control, which could have a material adverse effect on our business.

Mining involves various types of risks and hazards, including:

•	environmental hazards;
•	power outages;
•	metallurgical and other processing problems;
•	unusual or unexpected geological formations;
•	flooding, fire, explosions, cave-ins, landslides and rock-bursts;
•	inability to obtain suitable or adequate machinery, equipment, or labor;
•	metals losses; and
•	periodic interruptions due to inclement or hazardous weather conditions.

These risks could result in damage to, or destruction of, mineral properties, production facilities or other properties, personal injury, environmental damage, delays in mining, increased production costs, monetary losses and possible legal liability.

Exploration for economic deposits of gold, silver and base metals is speculative.

Our business is very speculative since there is generally no way to recover any of the funds expended on exploration unless the existence of commercially exploitable reserves are established and the Company can exploit those reserves by either commencing mining operations, selling or leasing its interest in the properties, or entering into a joint venture with a larger company that can further develop the properties. Unless we can establish and exploit reserves before our funds are exhausted, we will have to discontinue operations.

Changes in the market price of gold, silver and other metals, which in the past has fluctuated widely, will affect the profitability of our operations and financial condition.

Our profitability and long-term viability depend, in large part, upon the market price of gold and other metals and minerals produced from our mineral properties. The market price of gold and other metals is volatile and is impacted by numerous factors beyond our control, including:

•	expectations with respect to the rate of inflation;
•	the relative strength of the U.S. dollar and certain other currencies;
•	interest rates;
•	global or regional political, financial, or economic conditions;
•	supply and demand for jewelry and industrial products containing metals; and
•	sales by central banks and other holders, speculators and producers of gold and other metals in response to any of the above factors.

A decrease in the market price of gold and other metals could affect the commercial viability of our operations on our properties and our anticipated development and production assumptions. Lower gold, silver and other base metals prices could also adversely affect our ability to finance future development, all of which would have a material adverse effect on our financial condition and results of operations. There can be no assurance that the market price of gold and other metals will remain at current levels or that such prices will improve.

Our estimates of resources are subject to uncertainty.

Estimates of resources are subject to considerable uncertainty. Such estimates are arrived at using standard acceptable geological techniques, and are based on the interpretations of geological data obtained from drill holes and other sampling techniques. Engineers use drilling results to derive estimates of cash operating costs based on anticipated tonnage and grades of ore to be mined and processed, the predicted configuration of the ore bodies, expected recovery rates of metal from ore, comparable facility and operating costs and other factors. Actual cash operating costs and economic returns on projects may differ significantly from the original estimates, primarily due to fluctuations in the current prices of metal commodities extracted from the deposits, changes in fuel costs, labor rates, changes in permit requirements, and unforeseen variations in the characteristics of the ore body. Due to the presence of these factors, there is no assurance that any geological reports will accurately reflect actual quantities of gold or silver that can be economically processed and mined by us.

The mineralization estimates are based on interpretation and assumptions and may yield less mineral production, if any, under actual conditions.

When making determinations whether to continue any project, we must rely upon such estimated calculations as to the mineral reserves and grades of mineralization on the Properties. Until ore is actually mined and processed, mineral reserves and grades of mineralization must be considered as estimates only.

These estimates are imprecise and depend upon geological interpretation and statistical inferences drawn from drilling and sampling analysis, which may prove to be unreliable. We cannot assure you that:

•	these estimates will be accurate;
•	reserve or other mineralization estimates will be accurate; or
•	this mineralization can be mined or processed profitably.

Any material changes in mineral reserve estimates and grades of mineralization may affect the economic viability of placing a property into production and a property’s return on capital. Because we have not started mining operations at either of the Properties and have not commenced actual production, mineralization estimates may require adjustments or downward revisions based upon further drilling and/or actual production experience.

In addition, the grade of ore ultimately mined, if any, may differ from that indicated by our testing results to date. There can be no assurance that minerals recovered in small scale tests will be duplicated in large scale tests under on-site conditions or in production scale. Declines in market prices for gold, silver or other base metals may render portions of our mineralization, reserve estimates uneconomic and result in reduced reported mineralization or adversely affect the commercial viability of the Properties. Any material reductions in estimates of mineralization, or of our ability to extract this mineralization, could have a material adverse effect on our results of operations or financial condition.

Our exploration activities may not be successful, which could lead us to abandon our plans to develop the properties and our investments in exploration.

Our long-term success depends on our ability to identify proven reserves and mine the Properties and any other properties we may acquire, if any. Exploration activities are highly speculative in nature, which involves many risks and is frequently non-productive. These risks include unusual or unexpected geologic formations, and the inability to obtain suitable or adequate machinery, equipment or labor. The success of our exploration program is determined in part by the following factors:

•	the identification of potential gold and silver mineralization based on surficial analysis;
•	availability of government-granted exploration permits;
•	the quality of our management and our geological and technical expertise; and
•	the capital available for exploration.

Substantial expenditures are required to establish proven and probable reserves through drilling and analysis, to develop metallurgical processes to extract metal, and to develop the mining and processing facilities and infrastructure at the Properties. Whether a mineral deposit will be commercially viable depends on a number of factors, which include, without limitation, the particular attributes of the deposit, such as size, grade and proximity to infrastructure; metal prices, which fluctuate widely; and government regulations, including, without limitation, regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. We may invest significant capital and resources in exploration activities and abandon such investments if we are unable to identify commercially exploitable mineral reserves. We cannot assure you that we will discover mineralized resources in sufficient quantities on the Properties to commence commercial development.

Actual capital costs, operating costs, production and economic returns may differ significantly from those we have anticipated and there is no assurance that our development activities will result in profitable mining operations.

We plan to estimate operating and capital costs for the Properties based on information available to us and that we believe to be accurate. However, costs for labor, regulatory compliance, energy, mine and plant equipment and materials needed for mine development and construction may fluctuate significantly. In light of these factors, actual costs related to our proposed mine development and construction may exceed any estimates we may make. We do not have an operating history upon which we can base estimates of future operating costs related to the Properties. We intend to rely upon our analysis of the future economic feasibility of the project and any estimates that may be contained therein. Studies derive estimates of cash operating costs based upon, among other things:

•	anticipated tonnage, grades and metallurgical characteristics of the ore to be mined and processed;
•	anticipated recovery rates of gold and other metals from the ore;
•	cash operating costs of comparable facilities and equipment; and
•	anticipated climatic conditions.

Capital and operating costs, production and economic returns, and other estimates may differ significantly from actual costs, and there can be no assurance that our actual capital and operating costs will not be higher than anticipated or disclosed.

In addition, any calculations of cash costs and cash cost per ounce may differ from similarly titled measures of other companies and are not intended to be an indicator of projected operating profit.

There can be no assurance that we will be successful in establishing mining operations or profitably exploiting mineral deposits.

We are subject to all of the risks associated with establishing new mining operations and business enterprises including:

•	the timing and cost, which can be considerable, of the construction of mining and processing facilities;
•	the ability to find sufficient gold and silver reserves to support a mining operation;
•	the availability and costs of skilled labor and mining equipment;
•	the availability and cost of appropriate smelting and/or refining arrangements;
•	compliance with environmental and other governmental approval and permit requirements;
•	the availability of funds to finance construction and development activities;
•	potential opposition from non-governmental organizations, environmental groups, local groups or local inhabitants which may delay or prevent development activities; and
•	potential increases in construction and operating costs due to changes in the cost of fuel, power, materials, supplies, and other costs.

It is common in new mining operations to experience unexpected problems and delays during construction, development and mine start-up; delays in the commencement of mineral production often occur. Accordingly, we cannot assure you that our activities will result in profitable mining operations or that we will successfully establish mining operations or profitably extract gold or silver at the Properties.

We do not have sufficient assets to fund our exploration activities.

The development of new mining operations requires the commitment of substantial resources for operating expenses and capital expenditures, which may increase in subsequent years as needed consultants, personnel and equipment associated with advancing exploration, development and commercial production are added. The amount and timing of expenditures will depend on the progress of ongoing exploration and development, the results of consultants’ analysis and recommendations, the rate at which operating losses are incurred, the execution of any joint venture agreements with strategic partners and other factors, many of which are beyond our control.

We have no history as a company engaged in the mining business.

We have no history of earnings or cash flow from mining activities. If we identify proven reserves and are able to proceed to production, commercial viability will be affected by factors that are beyond our control such as the particular attributes of the deposit, the fluctuation in the prices of gold and silver, the cost of construction and operating a mining operation, the availability of economic sources for energy, government regulations including regulations relating to prices, royalties, restrictions on production, quotas on exploration as well as the costs of protection of the environment.

We have no proven reserves, no mining operations, and no operating income.

We currently have no revenues from operations, no mining operations, and no proven reserves. Reserves, by definition, contain mineral deposits in a quantity and in a form from which the target minerals may be economically and legally extracted or produced. We have not established that precious minerals exist in any quantity in the properties which is the focus of our exploration efforts, and unless or until we do so we will not have any income from operations.

We face many operating risks.

The development and operation of a mining property involves many risks, which even a combination of experience, knowledge and careful evaluation may not be able to overcome. These risks include, among other things, ground fall, flooding, environmental hazards and the discharge of toxic chemicals, explosions and other accidents. Such occurrences may result in work stoppages, delays in production, increased production costs, damage to or destruction of mines and other producing facilities, injury or loss of life, damage to property, environmental damage and possible legal liability for such damages.

A shortage of critical equipment, supplies and resources could adversely affect our operations.

We are dependent on equipment, supplies and resources to carry out our mining operations, including input commodities, drilling equipment and skilled labor. A shortage in the market for any of these factors could cause unanticipated cost increases and delays in delivery times, which could in turn adversely impact production schedules and costs. Operations at the Property will require a significant amount of water. Successful mining and processing will require careful control of project water usage and efficient reclamation of project solutions in the process.

We do not insure against all risks to which we may be subject in our planned operations.

Any insurance that we secure will in all likelihood not cover all of the potential risks associated with a mining company’s operations, and we may be unable to maintain insurance to cover these risks at economically feasible premiums. Insurance coverage may not be available or may not be adequate to cover any resulting liability. Moreover, we expect that insurance against certain hazards as a result of exploration and production may be prohibitively expensive to obtain for a company of our size and financial means.

We might also become subject to liability for pollution or other hazards which may not be insured against or which we may elect not to insure against because of premium costs or other reasons. Insurance against certain environmental risks, including potential liability for pollution or other hazards as a result of the disposal of waste products occurring from production, is not generally available to us or to other companies within the mining industry.

Losses from events that are not covered by our insurance policies may cause us to incur significant costs that could negatively affect our financial condition and ability to fund our activities on the Property. A significant loss could force us to terminate our operations.

Drilling operations are hazardous, raise environmental concerns and raise insurance risks.

We intend to conduct our business in a way that safeguards public health and the environment and in compliance with applicable laws and regulations. Environmental hazards may exist on properties in which we hold an interest which are unknown to us and may have been caused by prior owners. Changes to drilling and mining laws and regulations could require additional capital expenditures and increase operating and/or reclamation costs. Although we are unable to predict what additional legislation, if any, might be proposed or enacted, additional regulatory requirements could render certain operations uneconomic.

Local infrastructure may impact our exploration activities and results of operations.

Our activities depend, to one degree or another, on adequate infrastructure. Reliable roads, bridges and power and water supplies are important determinants that affect capital and operating costs. Unusual or infrequent weather phenomenon, sabotage or government or other interference in the maintenance of such infrastructure could adversely affect our activities.

Compliance with SEC reporting requirements can be costly.

We do not have any employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees. During the course of our operations, we may identify other deficiencies that we may not be able to remedy in time to satisfy the requirements imposed by the Sarbanes-Oxley Act for compliance with that Section 404. If we fail to achieve and maintain the adequacy of our internal controls, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information.

We are subject to significant governmental regulations.

The Properties are located in Nevada and are subject to extensive federal, provincial, and local laws and regulations governing various matters, including:

•	environmental protection;
•	management and use of toxic substances and explosives;
•	management of natural resources;
•	labor standards and occupational health and safety, including mine safety; and
•	historic and cultural preservation.

Noncompliance may result in civil or criminal fines or penalties or enforcement actions, including orders issued by regulatory or judicial authorities enjoining or curtailing operations or requiring corrective measures, installation of additional equipment or remedial actions, any of which could result in us incurring significant expenditures. We may also be required to compensate private parties suffering loss or damage by reason of a breach of such laws, regulations or permitting requirements. It is also possible that future laws and regulations will be more stringent which could cause additional expense, capital expenditures, restrictions on our operations and delays in the development of the Properties.

Our activities are subject to environmental laws and regulations that may increase our costs of doing business and restrict our operations.

All of our exploration and potential development and production activities are in the state of Nevada are subject to regulation by governmental agencies under various environmental laws. These laws address, among other things, emissions into the air, discharges into water, management of waste, management of hazardous substances, protection of natural resources, antiquities and endangered species and reclamation of lands disturbed by mining operations.

Additionally, our operations will result in emissions of greenhouse gases, which may be subject to increased regulation in the future. In general, environmental legislation is evolving and the trend has been towards stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and increasing responsibility for companies and their officers, directors and employees. Compliance with environmental laws and regulations requires significant capital outlays, and future changes in these laws and regulations may cause material changes or delays in our financial position, operations and future activities. More stringent regulation may cause us to re-evaluate our activities.

Land reclamation requirements for the Properties may be burdensome.

Land reclamation requirements are generally imposed on mineral exploration companies (as well as companies with mining operations) in order to minimize long term effects of land disturbance.

Reclamation may include requirements to:

•	control dispersion of potentially deleterious effluents; and
•	reasonably re-establish pre-disturbance land forms and vegetation.

In order to carry out reclamation obligations we will have to allocate a portion of our financial resources that might otherwise be spent on further exploration and development programs. Unanticipated reclamation work will adversely impact our operations.

We may not be able to comply with permitting requirements.

We may not obtain required permitting to commence production activities. Maintaining the permits may require us to comply with more stringent government regulation or new regulatory controls may be instituted which will require us to implement more stringent controls and procedures over our production activities. There can be no assurance that we will be able to comply with more stringent government regulations or that additional costs will be required to remain compliant. This may result in production delays and impact our budgeted resources.

We may experience difficulty attracting and retaining qualified management.

We are dependent on the services of our executive officers. We will have to hire other highly skilled and experienced consultants. Due to our relatively small size, the loss of these persons or our inability to attract and retain highly skilled employees may have a material adverse effect on our business or future operations. We do not maintain key-man life insurance on any of our officers or directors.

We compete with larger, better capitalized competitors in the mining industry.

The mining industry is intensely competitive in all of its phases, including financing, technical resources, personnel and property acquisition. It requires significant capital, technical resources, personnel and operational experience to effectively compete in the mining industry. Larger companies with significant resources have an advantage over us. Competition for resources at all levels is very intense, particularly affecting the availability of manpower, drill rigs, mining equipment and production equipment. As a result, we may be unable to maintain or acquire financing, personnel or technical resources.

Our directors and officers may have conflicts of interest as a result of their relationships with other companies.

Our directors and officers may serve as officers or directors for other companies engaged in natural resource exploration and development. We have several contractual commitments to Steven Jones. The directors and officers owe us a fiduciary obligation. We have not yet established a policy to deal with potential conflicts of interest.

The loss of key members of our senior management team could adversely affect the execution of our business strategy and our financial results.

We believe that the successful execution of our business strategy and our ability to move beyond the exploratory stages depends on the continued employment of key members of our senior management team. If any members of our senior management team become unable or unwilling to continue in their present positions, our financial results and our business could be materially adversely affected.

Legislation, including the Sarbanes-Oxley Act of 2002, may make it difficult for us to retain or attract officers and directors.

We may be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of rules and regulations which govern publicly-held companies. The Sarbanes-Oxley Act has resulted in a series of rules and regulations that increase responsibilities and liabilities of directors and executive officers. We are a small company with a limited operating history and no revenues. This may influence the decisions of potential candidates we may recruit as directors or officers. The perceived increased personal risk associated with these recent changes may deter qualified individuals from accepting these roles.

There are no confirmed mineral deposits on any properties from which we may derive any financial benefit.

Neither the Company nor any independent geologist has confirmed commercially mineable ore deposits. In order to implement an exploration program we will require substantial additional funding. If this program does not indicate that there are reserves that can be commercially developed, we have lost any economic benefit from this exploration program.

We have no ongoing mining operations.

We are not a mining company and have no ongoing mining operations of any kind. We have interests in mining concessions which may or may not lead to production.

There is no assurance that there will not be title or boundary disputes.

Although we have investigated the right to explore and exploit our properties and obtained records from government offices with respect to all of the mineral claims comprising our properties, this should not be construed as a guarantee of title. Other parties may dispute the title to any of our properties or that any property may be subject to prior unregistered agreements and transfers or land claims by aboriginal, native, or indigenous peoples. The title may be affected by undetected encumbrances or defects or governmental actions.

Local infrastructure may impact our exploration activities and results of operations.

Mining, processing, development and exploration activities depend, to one degree or another, on adequate infrastructure. Reliable roads, bridges and power and water supplies are important determinants that affect capital and operating costs. Unusual or infrequent weather phenomena, sabotage or government or other interference in the maintenance or provision of such infrastructure could adversely affect the activities and profitability of the Company.

Our management controls a significant percentage of our current outstanding common stock.

As of the date of this report, SJE Mining owns approximately 70% of our issued and outstanding shares of our common stock. Mr. Jones, our vice president of operations and director owns 50% of the outstanding membership interests in SJE. This concentration of voting control gives management substantial influence over any matters which require a stockholder vote, including without limitation the election of directors and approval of merger and/or acquisition transactions, even if their interests may conflict with those of other stockholders. It could have the effect of delaying or preventing a change in control of, or otherwise discouraging, a potential acquirer from attempting to obtain control of the company. This could have a material adverse effect on the market price of our common stock or prevent our stockholders from realizing a premium over the then prevailing market prices for their shares of common stock.

There may be challenges to our title in our mining properties.

While we intend to conduct our own due diligence prior to committing significant funds to any project, mining properties may be subject to prior unregistered agreements, transfers or claims and title may be affected by undetected defects. Should this occur, we face significant delays, costs and the possible loss of any investments or commitment of capital.

The precious metals markets are volatile markets. This will have a direct impact on the Company’s revenues (if any) and profits (if any) and will probably have an adverse affect on our ongoing operations.

The price of both gold and silver has increased over the past few years. This has contributed to the renewed interest in gold and silver mining and companies engaged in that business, including the exploration for both gold and silver. However, in the event that the price of these metals fall, the interest in the gold and silver mining industry may decline and the value of the Company’s business could be adversely affected. Further, although it is anticipated that mining costs outside of the United States and Canada will be appreciably lower, no assurances can be given that the situation will remain, or that gold or silver will remain at a price that will enable us to generate revenues from our mining operations. Even if we are able to generate revenues, there can be no assurance that any of our operations will prove to be profitable. Finally, in recent decades, there have been periods of both overproduction and underproduction of both gold and silver resources. Such conditions have resulted in periods of excess supply of and reduced demand on a worldwide basis and on a domestic basis. These periods have been followed by periods of short supply of and increased demand for both gold and silver. The excess or short supply of gold has placed pressure on prices and has resulted in dramatic price fluctuations even during relatively short periods of seasonal market demand. We cannot predict what the market for gold or silver will be in the future.

Risks related to our common stock:

There presently is a limited market for our common stock, and the price of our common stock may be volatile.

Our common stock is currently quoted on OTCQB. We have, however, a very limited trading history. If a market for our common stock ever develops, there could be volatility in the volume and market price of our common stock. This volatility may be caused by a variety of factors, including the lack of readily available quotations, the absence of consistent administrative supervision of “bid” and “ask” quotations and generally lower trading volume. In addition, factors such as quarterly variations in our operating results, changes in financial estimates by securities analysts or our failure to meet our or their projected financial and operating results, litigation involving us, factors relating to our industry, actions by governmental agencies, national economic and stock market considerations as well as other events and circumstances beyond our control could have a significant impact on the future market price of our common stock and the relative volatility of such market price.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

Our stockholders could sell substantial amounts of common stock in the public market, including shares upon the expiration of any statutory holding period under Rule 144 of the Securities Act of 1933 (the “Securities Act”), if available, or upon trading limitation periods. Such volume could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make it more difficult for us to secure additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

Our directors and officers have rights to indemnification.

We will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was our director or officer, or who is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action, suit or proceeding, to the full extent permitted by Nevada law. The inclusion of these provisions in our Articles may have the effect of reducing the likelihood of derivative litigation against directors and officers, and may discourage or deter stockholders or management from bringing a lawsuit against directors and officers for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our stockholders.

We do not anticipate paying any cash dividends.

We do not anticipate paying cash dividends on our common stock for the foreseeable future. The payment of dividends, if any, would be contingent upon our revenues and earnings, if any, capital requirements, and general financial condition. The payment of any dividends will be within the discretion of our Board of Directors. We presently intend to retain all earnings, if any, to implement our business strategy; accordingly, we do not anticipate the declaration of any dividends in the foreseeable future.

We are subject to penny stock regulations and restrictions, and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define a “penny stock” as an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. Our common stock is a “penny stock” and is subject to Rule 15g-9 under the Exchange Act, or the “Penny Stock Rule.” This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses). For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market, thus possibly making it more difficult for us to raise additional capital.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in penny stock, of a disclosure schedule required by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market of penny stocks.

There can be no assurance that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict persons from participating in a distribution of a penny stock, under certain circumstances, if the SEC finds that such a restriction would be in the public interest.

THE RISKS SET FORTH ABOVE SHOULD NOT BE CONSTRUED AS A COMPLETE LIST OF THE RISKS WHICH MAY AFFECT THE COMPANY’S BUSINESS, THE OFFERING OR THE RISKS WHICH YOU FACE AS A PROSPECTIVE INVESTOR. THE SECURITIES OFFERED INVOLVE A HIGH DEGREE OF RISK AND MAY RESULT IN THE LOSS OF YOUR ENTIRE INVESTMENT. ANY PERSON CONSIDERING THE PURCHASE OF THESE SECURITIES SHOULD BE AWARE OF THESE AND OTHER FACTORS SET FORTH IN THIS MEMORANDUM AND SHOULD CONSULT WITH HIS, HER OR ITS LEGAL, TAX AND FINANCIAL ADVISORS PRIOR TO MAKING AN INVESTMENT IN SECURITIES. THE SECURITIES SHOULD ONLY BE PURCHASED BY PERSONS WHO CAN AFFORD TO LOSE ALL OF THEIR INVESTMENT.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

 AND RESULTS OF OPERATIONS

Forward Looking Statements

This document contains certain forward-looking statements as defined by federal securities laws. For this purpose, forward-looking statements are any statements contained herein that are not statements of historical fact and include, but are not limited to, those preceded by or that include the words, “estimate”, “could”, “should”, “would”, “likely”, “may”, “will”, “plan”, “intend”, “believes”, “expects”, “anticipates”, “projected”, or similar expressions. Those statements are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those contemplated by such statements. The forward-looking information is based on various factors and was derived using numerous assumptions.

All forward-looking statements in this document are based on information currently available to us as of the filing of this Registration Statement, and we assume no obligation to update any forward-looking statements other than as required by law.

In addition to historical information, the following discussion contains forward-looking statements that involve risks, uncertainties and assumptions. Where possible, we have tried to identify these forward looking statements by using words such as “anticipate,” “believe,” “intends,” or similar expressions. Our actual results could differ materially from those anticipated by the forward-looking statements due to important factors and risks.

General

The following analysis of our financial condition and results of operations should be read in conjunction with the financial statements, including footnotes, and other information presented elsewhere in this report on Form 8-K.

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) is intended to help the reader understand our results of operations and financial condition.

Overview

SJE Mining LLC is a Nevada limited liability Company organized on March 24, 2014. SJE has acquired mining claims in Nevada as more specifically described under Item 2.01. These claims were subsequently transferred to Goldspan in consideration for the issuance of 200 million shares of Goldspan common stock.

Liquidity and Capital

At June 30, 2014 we had current assets consisting of cash totaling $55,982 and prepaid expenses of $13,300. Our current assets totaled $69,282. Our current liabilities total $111,548 consisting primarily of two note payables in the amount of $50,000 each, one of which is from a related party Both notes provides for an interest rate of 40% per annum, are due October 1, 2014 and are secured by our mining claims. Unless we secure financing prior to the maturity date of the promissory notes, there is a substantial likelihood that we will default on these obligations.

Our total assets are $81,263 ant total liabilities (all of which are current) total $111,548.

SJE has a membership deficit totaling $30,285.

Results of Operations

Except for nominal interest income, SJE has never generated revenues. Total operating expenses from Inception (March 25, 2014 through June 30, 2014 were $24,494. We incurred other expenses of $6,586. Our Net Loss since Inception totaled $(31,085).

Current and Future Financing Needs

We will need to secure significant financing to implement our exploration program and to meet our ongoing liabilities. We do not have sufficient cash to operate our business at the current level for the next twelve months and insufficient cash to achieve our business goals. We are dependent on ongoing financing of either debt or equity to implement our business plan.

Off-Balance Sheet Arrangements

We do not have any unconsolidated special purpose entities and, we do not have significant exposure to any off-balance sheet arrangements. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with us is a party, under which we have: (i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth the number and percentage of shares of our common stock owned as of July 31, 2014 by the following persons or entities: (i) stockholders known to us who own 5% or more of our outstanding shares, (ii) each of our executive officers and directors, and (iii) our executive officers and directors as a group. As of July 31, 2014, there were 280,449,631 shares of our common stock outstanding.

Name and address of	Amount of
Beneficial Ownership	Beneficial Owner	Percent of Class

SJE MINING LLC (Steven Jones)(1)	200,000,000	71.3%
14674 Gold Run Drive
Reno, NV 89521

Phillip Allen	1,000,000	(2)
6452 East Mineral PL
Centennial, CO 80112

Iain Stewart	1,000,000	(2)
6452 East Mineral Place
Centennial, CO 80112

Keith Simon	-0-	-0-
963 Chip Creek Court
Minden, NV 89423

Trevor Moss	-0-	-0-
3645 Crown Hill Drive
Santa Rosa, CA 95404

Thomas Mancuso	-0-	-0-
1421 Sandia Court
Reno, NV 89523

(All officers and directors as a group 6)	202,000,000	71.3%

———————

(1)

Steven Jones owns 50% of the outstanding membership interests in SJE Mining. For purposes of calculating beneficial ownership we have assumed that he has voting control and we will attribute 100% of the voting power to Mr. Jones).

(2)

Less than 1%.

DIRECTORS AND EXECUTIVE OFFICERS

Our executive officers and directors are as follows:

Name	Position(s) and Office(s)

Phillip Allen	President/CEO/Director
Keith Simon	CFO/Treasurer/Secretary/Director
Steven Jones	Vice President of Operations/Director
Iain Stewart	Director
Trevor Moss	Director
Thomas Mancuso	Director

Phillip Allen was appointed President and Director on December 5, 2012 and appointed as CEO on July 23, 2013 He has over 25 years of varied experience structuring, staffing, managing and helping to fund start up and development stage companies. He has served as President, CEO and Chairman of fully reporting companies he has helped take public on the Over the Counter Bulletin Board. Since February of 2007, Mr. Allen has served as Founder and President of Strategic Development Partners, a boutique capital consulting firm targeting start-up and development stage companies seeking funding, strategic development planning and marketing assistance. Mr. Allen has, for over two decades, provided leadership to start-up companies as a senior management, founder or consultant. Mr. Allen was involved at the senior management or consulting levels of a number of hi-tech companies that he facilitated taking public through reverse mergers. Mr. Allen has personally facilitated the structuring and start-up planning and funding for numerous clients throughout the United States, as well as the Peoples Republic of China. Mr. Allen, through Strategic Development Partners, has been responsible for the capital structure, staffing, seed/first stage funding and strategic planning for two major networks in China, while providing strategic advice and counsel to its founding officers, directors, consultants and advisors to qualify them to trade on the OTC.BB.

Mr. Allen has a BS and a BA in business, education and philosophy from Central Michigan University (CMU), and MA in General Educational Administration from CMU in 1980 and has completed doctoral work in labor and industrial relations at Michigan State University.

Keith Simon was appointed as our chief financial officer, treasurer, secretary and director effective July 2014. Mr. Simon has extensive experience in finance, operations and administration. Throughout his career he has held senior management, finance and operations positions having worked for companies ranging from Citigroup/Smith Barney to the San Francisco 49ers. From 2004 through the present he has worked for SCS Development holding various positions such as Manager of Aviation Operations, Investment Advisor and property tax appeals coordinator. From 2002 through 2008 he worked for Citigroup/Smith Barney where his primary focus was serving as a financial and investment advisor.

Steven K. Jones is a seasoned geologist with over 30 years experience. Since October 2012he has worked as a consulting geologist for gold projects throughout North America offering turnkey exploration services including corporate and project management, land and project technical services. Mr. Jones is CPG and 43-101 qualified. From August 2011-October 2012 he served as Vice President of Exploration for the Walker Lane Region and Borealis Mine. From January 2003 through August 2011 he served as a consulting geologist for epithermal gold projects in Argentina, Mexico and Nevada. In addition from September 1988 through December 2002 he held various positions in Kennecott Exploration. Mr. Jones earned both a Bachelor and Masters of Science in geology from the University of Nevada.

Iain Stewart, PhD was appointed Director and Vice President of Strategic Planning on December 5, 2012. He currently serves as a corporate director. A physicist and mathematician by training, Mr. Stewart brings 32 years of progressive technical and management experience to ensure the success of business clients worldwide. Since 2009, he has worked with Strategic Development Partners to mentor start-up companies in areas of technology and management. Prior to this, from 2006-2009, he was the Principal Technologist at Carrier Access (now Force 10) in developing cell site voice/data compression solutions for mobile carriers. From 2003-2006, Mr. Stewart provided direction, technical support and leadership for regional networks in China and India using a variety of transport solutions including fiber, power line and 4G wireless.

From 1998- 2003, as Director of Wireless at CH2M Hill, he led business case analysis and funding procurement with GE Capital, Bank of America, and Blackstone Associates for regional networks in the U.S., Europe and the Far East for delivery of services over fiber, hybrid fiber-coax and wireless. He then managed their deployment.

Prior to this, beginning in 1987, Mr. Stewart worked for US WEST, initially creating platforms to integrate traditional switching with voice units for a variety of solutions including information gateways, resort booking and E911. In 1991 he moved to the PCS group where he pioneered new data-communications technologies for interference-prone wireless communications. This culminated in helping legitimize CDMA IS.95 as the 2nd North American standard with the TR45.3 committee. As Senior Engineer at US WEST Wireless, he helped deploy its 14-state CDMA-based cellular network and led the development and deployment of all data-related services for messaging, Internet access and integrated wireless/landline voice mail.

Mr. Stewart holds a B.Sc. in Physics and Applied Maths from St Andrews University, a Ph.D. in low-temperature semiconductor technology, and M.Ed. in Education and an M.S. in Systems Analysis and Design.

Trevor A. Moss is a seasoned senior executive with extensive international experience in the international resources and construction industries. His experience ranges from major resource companies to emerging juniors and includes international project engineering and construction companies. During his career, Mr. Moss has gained direct experience in the full range of corporate activities from managing public and private companies, corporate mergers, asset acquisitions and sales, to government relations and project management for the development, start-up and commercial operation of new and retrofit projects. Throughout his career Mr. Moss has engaged in grass roots development, ‘brown field’ re-development, and the operation of companies and projects in a wide variety of international and domestic locations. Specific industries served include mining, infrastructure, energy, chemical and construction.

Mr. Moss has gained expertise from working at Cyprus Amax Minerals, Newmont, Barrick Gold and Aker Kvaerner, and from comprehensive executive management and board duties within emerging junior resource companies including Nevsun Resources.

Most recently Mr. Moss has been providing independent executive management services directed toward a broad range of development opportunities for a variety of international companies. Mr. Moss has held decision level responsibility for mining development projects in Africa, South America, Vietnam, Eastern Europe and North America and energy and IPP project development in Africa and North and South America.

Thomas Mancuso is a well-respected development and mine operations geologist with more than 35 years of experience in exploration, operations and management of various mining companies. Mr. Mancuso currently holds the position of Managing Director for Consolidated Goldfields Corporation and operates his own company, Mancuso Resource Development Services, LLC. He has recently held the positions of Vice President Project Development for Teras Resources Inc. and President & CEO of Western Goldfields Inc. (now New Gold Inc.) where he was responsible for the purchase of the operating Mesquite gold/silver mine from Newmont Mining Corporation. Mr. Mancuso has also held the positions of Senior Geologist for Freeport McMoRan Gold Company and Chief Geologist for Kennecott Corporation where he specialized in advancing projects from exploration to production and was directly involved with the startup and operation of five mines. He received his Masters of Science in Geology from the Idaho School of Mines at the University of Idaho and Bachelor of Science in Geology from Bowling Green State University.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by the Company to become directors or executive officers

Involvement in Certain Legal Proceedings:

During the past seven years:

1.	None of our officers or directors has been convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);
2.

None of our officers or directors has been the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining any such officer or director from engaging in any activity in connection with the purchase or sale of securities or in connection with any violation of federal or state securities laws or federal commodities laws;

3.	None of our officers or directors has been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority.
4.

None of our officers or directors has been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities laws; or.

5.	None of our officers or directors has been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization

EXECUTIVE COMPENSATION

During the fiscal year ended July 31, 2014 no compensation was paid to any of our officers or directors.

During the fiscal year ended July 31, 2014 we paid our officers the following compensation:

•

David Smith:

$22,500 in salary

•

Phillip Allen:

$41,250 in salary and $160,000 in stock grants

•

Iain Stewart:

$22,500 in salary and $80,000 in stock grants

There is currently no agreement in place for the payment of any salaries to any of our current officers or directors. We anticipate that our officers will not receive any cash compensation until such time as the Company secures additional financing or generates revenues. However, officers and directors may be awarded stock awards and stock options.

Our Compensation Policy:

The Board of Directors is responsible for establishing, implementing and monitoring the policies governing compensation for executives. Officers may be members of the Board of Directors and are able to vote on matters of compensation. There is no independent compensation committee.

In determining a compensation package for our officers, the Board will take into consideration the Company’s overall remuneration strategy and, where information is available, verifying the appropriateness of existing remuneration levels using external sources for comparison; (ii) comparing the nature and amount of the Company’s directors’ and executive officers’ compensation to performance against goals set for the year while considering relevant comparative information, independent expert advice and the financial position of the Company; (iii) ensuring maximum shareholder benefit from the retention of high quality board and executive team members; (iv) considering nominees for independent directors of the Company; and (v) planning for the succession of directors and executive officers of the Company, including appointing, training and monitoring senior management to ensure that the Board of Directors and management have appropriate skill and experience.

The executive employment market in general is very competitive due to the number of companies with whom we compete to attract and retain executive and other staff with the requisite skills and experience to carry out our strategy and to maintain compliance with multiple Federal and State regulatory agencies. Many of these companies have significantly greater economic resources than our own. The Board has recognized that compensation packages must be able to attract and retain highly talented individuals that are committed to the Company’s goals and objectives, without at this time paying cash salaries that are competitive with some peers that have greater economic resources. The Company’s compensation structure is weighted towards equity compensation in the form of stock awards and options to acquire common stock, which the Board believes motivates and encourages executives to pursue strategic opportunities while managing the risks involved in our current business stage, and aligns compensation incentives with value creation for our shareholders.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,

AND DIRECTOR INDEPENDENCE

The Pyramid and West Trinity mining claims were acquired by SJE from Steven Jones, a director of the Company and a principal shareholder of SJE.

Steven Jones owns 50% of the outstanding membership interests in SJE, our principal shareholder.

Mr. Jones also loaned the Company $50,000.

Director Independence

Iain Stewart, Trevor Moss and Thomas Mancuso do not serve as corporate officers. However, we have not decided, however, what independence standard will be used to make this determination. We hope that the addition of independent directors to the Board will help us better oversee and manage risk.

LEGAL PROCEEDINGS

We are not subject to any material legal proceedings at this time.

MARKET PRICE AND DIVIDENDS ON OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the OTCQB the under the symbol “GSPN”. Trading in our common stock in the over-the-counter market has been very limited and the quotations set forth below are not necessarily indicative of actual market conditions. The high and low sales prices for our common stock for the prior two fiscal years according to OTC Markets Group Inc., were as follows:

Fiscal Year Ending July 31, 2013
Quarter Ended	High $	Low $
July 31, 2013	$.09	$.05
April 30, 2013	$.125	$.05
January 31, 2013	$.09	$.05
October 31, 2013	$.13	$.05

Fiscal Year Ending July 31, 2014
Quarter Ended	High $	Low $
July 31, 2014	$.05	$.02
April 30, 2014	$.037	$.015
January 31, 2014	$.015	$.005

Record Holders

As of July 31, 2014, there were 89 stockholders of record holding our common stock, which does not include an undetermined number of beneficial stockholders who hold their shares in “street name” through a brokerage or other institution. Also at July 31, 2014 there were 280,449,631 shares of common stock issued and outstanding. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of our common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock.

Dividends

We have not declared any cash dividends since inception and do not anticipate paying any dividends in the foreseeable future. The payment of dividends is within the discretion of our Board of Directors and will depend on our earnings, capital requirements, financial condition, and other relevant factors. There are no restrictions that currently limit our ability to pay dividends on common stock other than those generally imposed by

The Nevada Revised Statutes, however, do prohibit us from declaring dividends where after giving effect to the distribution of the dividend:

1.	We would not be able to pay our debts as they become due in the usual course of business, or;

2.

Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

DESCRIPTION OF SECURITIES

We are authorized to issue 400 million shares of common stock, par value $0.001 of which 280,4498,631 shares of common stock are issued and outstanding.

Common Stock

After the requirements with respect to preferential dividends of preferred stock, if any, will have been met and after we comply with all the requirements, if any, with respect to the setting aside of funds as sinking funds or redemption or purchase accounts and subject further to any other conditions which may be required by Nevada statutes, then, but not otherwise, the holders of our common stock will be entitled to receive such dividends, if any, as may be declared from time to time by the board of directors without distinction as to series.

After distribution in full of any preferential amount to be distributed to the holders of preferred stock, if any, in the event of a voluntary or involuntary liquidation, distribution or sale of assets, dissolution, or winding up of this company, the holders of the common stock will be entitled to receive all of our remaining assets, tangible and intangible, of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares of common stock held by each without distinction as to series.

Except as may otherwise be required by law or our articles of incorporation, in all matters as to which the vote or consent of our stockholders is required to be taken, including any vote to amend our articles of incorporation, to increase or decrease the par value of any class of stock, effect a stock split or combination of shares, or alter or change the powers, preferences, or special rights of any class or series of stock, the holders of the common stock will have one vote per share on all such matters and will not have the right to cumulate their votes for any purpose.

Preferred Stock

We are authorized to issue up to ten million (10,000,000) shares of preferred stock, par value $0.001 per share.

Shares of preferred stock may be issued from time to time in one or more series as may from time to time be determined by the board of directors. Each series will be distinctly designated. All shares of any one series of the preferred stock will be alike in every particular, except that there may be different dates from which dividends thereon, if any, will be cumulative, if made cumulative. The powers, preferences, participating, optional, and other rights of each such series and the qualifications, limitations, or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Except as hereinafter provided, the board of directors has the authority to fix by resolution or resolutions adopted prior to the issuance of any shares of each particular series of preferred stock, the designation, powers, preferences, and relative participating, optional, and other rights and the qualifications, limitations, and restrictions thereof, if any, of such series, including, without limiting the generality of the foregoing, the following:

(i)

The distinctive designation of, and the number of shares of preferred stock which will constitute each series, which number may be increased (except as otherwise fixed by the board of directors) or decreased (but not below the number of shares thereof outstanding) from time to time by action of the board of directors;

(ii)

The rate and times at which, and the terms and conditions on which, dividends, if any, on the shares of the series will be paid; the extent of preferences or relation, if any, of such dividends to the dividends payable on any other class or classes of stock or on any series of preferred stock and whether such dividends will be cumulative or noncumulative;

(iii)

The right, if any, of the holders of the shares of the same series to convert the same into, or exchange the same for, any other class or classes of stock and the terms and conditions of such conversion or exchange;

(iv)

Whether shares of the series will be subject to redemption and the redemption price or prices, including, without limitation, a redemption price or prices payable in shares of any other class or classes of stock, cash, or other property and the time or times at which, and the terms and conditions on which, shares of the series may be redeemed;

(v)	The rights, if any, of the holders of shares of the series on voluntary or involuntary liquidation, merger, consolidation, distribution, or sale of assets, dissolution, or winding up of this company;

(vi)	The terms of the sinking fund or redemption or purchase account, if any, to be provided for shares of the series; and

(vii)

The voting powers, if any, of the holders of shares of the series which may, without limiting the generality of the foregoing, include (A) the right to more or less than one vote per share on any or all matters voted on by the shareholders, and (B) the right to vote as a series by itself or together with other series of preferred stock or together with all series of preferred stock as a class, on such matters, under such circumstances, and on such conditions as the board of directors may fix, including, without limitation, the right, voting as a series by itself or together with other series of preferred stock or together with all series of preferred stock as a class, to elect one or more directors in the event there will have been a default in the payment of dividends on any one or more series of preferred stock or under such other circumstances and upon such conditions as the board of directors may determine.

SERIES A PREFERRED SHARES

We are authorized to issue up to one million (1,000,000) Class A Convertible Preferred Stock, par value $0.01 per share. Holders of Class A Convertible Preferred Stock will participate on an equal basis per-share with holders of our common stock in any distribution upon winding up, dissolution, or liquidation. Holders of Class A Convertible Preferred Stock are entitled to vote together with the holders of our common stock on all matters submitted to shareholders at a rate of one hundred (100) votes for each share held. Holders of Class A Convertible Preferred Stock are also entitled, at their option, to convert their shares into shares of our common stock on a 1 for 1 basis.

No Series A Preferred Shares are currently issued and outstanding.

SERIES B PREFERRED SHARES

We are authorized to issue one million (1,000,000) shares of Series B Preferred Shares. Each Series B Preferred Share entitles the holder thereof to 100 votes per share of such preferred stock on any matters brought to a vote of the shareholders of Buyer. The Series B Shares are also redeemable by the Company as a class (or prorate, at the resulting per preferred share redemption price) for the sum of $150,000 for a period of 120 days beginning August 1, 2014.

Series B Preferred Shares have no economic interest in the Company or any preferential liquidation rights.

We have issued 255,440 Series B Preferred Shares.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada Statutes (“NRS”) provides that a director or officer will not be individually liable for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that (i) the director's or officer's acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

Corporate law in Nevada permits a corporation to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action, suit or proceeding if the officer or director has not acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful.

Nevada law also permits a corporation to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of final disposition thereof, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the corporation.

The statutes provide that a Nevada corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

We may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was our director or officer, or who is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action, suit or proceeding, to the full extent permitted by the Nevada Revised Statutes as such statutes may be amended from time to time.

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our Articles of Incorporation and Bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that such director, officer or controlling person asserts a claim for indemnification against the company in connection with a successful defense of any action, we reserve the right to submit to a court of appropriate jurisdiction the question of whether such indemnification by the company is against public policy as expressed in the Securities Act. Goldspan will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding, which may result in a claim for such indemnification.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Purchase Agreement described in “Item 2.01” we issued a total of 200 million shares of our common stock to SJE on July 31, 2014. The securities were issued under the exemption from registration provided by Section 4(2) of the Securities Act of 1933 and the rules and regulations promulgated thereunder. These issuances of securities did not involve a “public offering” based upon the following factors: (i) each of the issuances of the securities was a private transaction; (ii) a limited number of securities were issued to a limited number of offerees; (iii) there was no public solicitation; (iv) each of the offerees is an accredited investor; (iv) the investment intent of the offerees; and (v) the restriction on transferability of the securities issued.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Pursuant to the Purchase Agreement at closing the following individuals were appointed as officers and directors of the Company:

•	Keith Simon	CFO/Treasurer/Secretary/Director
•	Steven Jones	Vice President of Operations/Director
•	Trevor Moss	Director
•	Thomas Mancuso	Director

These individuals join Phillip Allen and Iain Stewart who currently serve on our Board of Directors

For certain biographical and other information regarding the newly appointed executive officer and directors, see the disclosure under “Item 2.01” of this report, which disclosure is incorporated herein by reference.

Concurrent with the Closing, David Smith tendered his resignation as an officer and director of the Company. There was no disagreement between Mr. Smith and the Company regarding its operations or financial disclosure.

Item 5.06 Change in Shell Company Status.

As the result of the transactions effected by the closing of the Purchase Agreement, as described above under “Item 2.01” of this current report, we are no longer a shell company as that term is defined in Rule 12b-2 of the Securities Exchange Act of 1934. The disclosure in “Item 2.01” is incorporated herein by reference.

Item 9.01 Financial Statement and Exhibits.

(a) Financial statements of business acquired.

The following are filed as Exhibit 99.1 to this current report and are incorporated herein by reference:

•

SJE Balance Sheet as of June 30, 2014 (audited)

•

Statement of Operations from Inception (March 25, 2014) through June 30, 2014 (audited)

•

Statement of Members Deficit from Inception (March 25, 2014) through June 30, 2014 (audited)

•

Statement of Cash Flows from Inception (March 25, 2014) through June 30, 2014 (audited)

•

Notes to Financial Statements (audited)

(b) Pro forma financial information.

To be filed by amendment

(c) Shell Company Transactions.

Reference is made to the disclosure set forth in Items 9.01(a), which disclosure is incorporated herein by reference

d) Exhibits.

Exhibit No.	Description

10.1	Asset Purchase Agreement between the Company and SJE Mining LLC

99.1	Financial Statements of SJE Mining LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDSPAN RESOURCES , INC.

Date: August 6, 2014	By:	/s/ Phillip Allen
Phillip Allen
President